Exhibit 10.26

GDS Holdings Limited
2016 EQUITY INCENTIVE PLAN

1.              Purpose of the Plan

The purpose of the Plan is to aid the Company and its Affiliates in recruiting and retaining key employees and directors of outstanding ability and to motivate such employees and directors to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards.  The Company expects that it will benefit from the added interest which such key employees and directors will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

2.              Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)                                 Applicable Laws: All laws, statutes, regulations, ordinances, rules or governmental requirements that are applicable to this Plan or any Award granted pursuant to this Plan, including but not limited to applicable laws of the People’s Republic of China, the United States and the Cayman Islands, and the rules and requirements of any applicable national securities exchange.

(b)                                 Act:  The U.S. Securities Exchange Act of 1934, as amended, or any successor thereto.

(c)                                  Affiliate:  With respect to the Company, any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest.

(d)                                 Award:  An Option, Stock Appreciation Right, Restricted Share Unit, Restricted Share or Other Stock-Based Award.

(e)                                  Award Agreement:  The document or documents by which each Award is evidenced, which may be in written or electronic form.

(f)                                   Beneficial Owner:  A “beneficial owner”, as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

(g)                                  Board:  The board of directors of the Company.

(h)                                 Change in Control:  The occurrence of any of the following events:

(i) the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any Person or “group” other than the Permitted Holders, provided that any such sale or disposition shall not constitute, or is not expected to constitute, a Change in Control if the primary purpose of such sale or disposition is (x) for the Company to undertake an initial public offering; or (y) to create a holding entity for the Company that will be directly or indirectly owned in substantially the same proportions by the Persons which held the shares of the Company immediately prior to the consummation of such sale or disposition.  For the purposes of this paragraph 2(h)(i), the phrase “substantially all” in relation to the assets of the Company shall be as determined by the Committee in its absolute discretion taking into account such information as the Committee may deem fit; or

(ii) a transaction or a series of related transactions whereby any Person or “group”, other than the Permitted Holders or any Relevant Shareholder and their respective Affiliates, (A) is or becomes the Beneficial Owner (except that a Person shall be deemed to have “beneficial ownership” of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), by, directly or indirectly, acquiring “beneficial ownership” of more than 50% of the total voting power of the total voting stock of the Company outstanding immediately after such acquisition, including by way of merger, consolidation, tender or exchange offer or otherwise; and (B) controls the composition of a majority of the Board, provided that any such transaction or series of related transactions shall not constitute, or is not expected to constitute, a Change in Control if the primary purpose of such transaction or series of related transactions is (x) for the Company to undertake an initial public offering; or (y) to create a holding entity for the Company that will be directly or indirectly owned in substantially the same proportions by the Person which held the shares of the Company immediately prior to the consummation of such sale or disposition.  For the purposes of this paragraph (h)(ii) of this Section 2, the term “Relevant Shareholder” shall mean each of William Huang Wei, STT GDC Pte. Ltd. and SBCVC, and the term “Affiliate” shall mean in relation to a Relevant Shareholder, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Relevant Shareholder, or otherwise having such affiliation as determined by the Committee in its absolute discretion.

(i)                                     Code:  The U.S. Internal Revenue Code of 1986, as amended, or any successor thereto.

(j)                                    Committee:  The Remuneration Committee of the Board (or a successor thereto), or such other committee as designated by the Board; provided, that in the absence of any such committee, the term “Committee” shall mean the Board.

(k)                                 Company:  GDS Holdings Limited, a company incorporated under the laws of the Cayman Islands.

(l)                                     Disability:  Inability of a Participant to perform in all material respects his duties and responsibilities to the Company, or any Affiliate, by reason of a physical or mental disability or infirmity which inability is reasonably expected to be permanent and has continued (i) for a period of not less than ninety (90)

consecutive days or (ii) such shorter period as the Committee may reasonably determine in good faith.  The Disability determination shall be in the sole discretion of the Committee and a Participant (or his representative) shall furnish the Committee with medical evidence documenting the Participant’s disability or infirmity which is satisfactory to the Committee.

(m)                             Effective Date:  The date the Board approves the Plan, or such later date as is designated by the Board in connection with such approval.

(n)                                 Employment:  The term “Employment” as used herein shall be deemed to refer to (i) a Participant’s employment if the Participant is an employee of the Company or any of its Affiliates and (ii) a Participant’s services as a non-executive director, if the Participant is a non-executive member of the Board.

(o)                                 Fair Market Value:  On a given date, (i) if there should be a public market for the Shares on such date, the closing sales price of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or if the Shares are not listed or admitted on any national securities exchange, the closing sales price of the Shares on such date as traded on the NYSE, or, if no sale of Shares shall have been reported on the Composite Tape of any national securities exchange, including the NYSE on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used, or (ii) if there should not be a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith.

(p)                                 ISO:  An Option that is also an incentive stock option granted pursuant to Section 6(d) of the Plan.

(q)                                 LSAR:  A limited stock appreciation right granted pursuant to Section 7(d) of the Plan.

(r)                                    Other Stock-Based Awards:  Awards granted pursuant to Section 8 of the Plan.

(s)                                   Option:  A stock option granted pursuant to Section 6 of the Plan.

(t)                                    Option Price:  The purchase price per Share of an Option, as determined pursuant to Section 6(a) of the Plan.

(u)                                 Participant:  An employee or director of the Company or any of its Affiliates who is selected by the Committee to participate in the Plan.

(v)                                 Permitted Holder: means, as of the date of determination, (i) the Company or (ii) any employee benefit plan (or trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power of its voting equity securities or equity interest is owned, directly or indirectly, by the Company,

(w)                               Person:  A “person”, as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

(x)                                 Plan:  This GDS Holdings Limited 2016 Equity Incentive Plan.

(y)                                 Restricted Period:  The period of time determined by the Committee during which an Award is subject to restrictions, including vesting conditions.

(z)                                  Restricted Shares:  Shares, subject to certain specified restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 8 of the Plan.

(aa)                          Restricted Share Units:  An unfunded and unsecured promise to deliver Shares, cash, other securities or other property, subject to certain restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 8 of the Plan.

(bb)                          Shares:  Ordinary Shares of the Company, par value US$0.00005 per share.

(cc)                            Stock Appreciation Right:  A stock appreciation right granted pursuant to Section 7 of the Plan.

(dd)                          Subsidiary:  A corporation or other entity of which a majority of the outstanding voting shares or voting power is beneficially owned directly or indirectly by the Company.

(ee)                            U.S. Securities Act: The Securities Act of 1933, as amended, or any successor thereto.

3.              Shares Subject to the Plan

(a)                                 Subject to the provisions of Section 9 and paragraph (b) of this Section 3, the maximum aggregate number of Shares which may be subject to Awards under the Plan is 56,707,560 Shares.  The Shares which may be subject to Awards are authorized but unissued Shares of the Company.

(b)                                 If an Award (or any portion thereof) terminates, expires or lapses or is cancelled for any reason, any Shares subject to the Award (or such portion thereof) shall again be available for the grant of an Award pursuant to the Plan (unless the Plan has terminated).  If any Award (in whole or in part) is settled in cash or other property in lieu of Shares, then the number of Shares subject to such Award (or such portion of an Award) shall again be available for grant pursuant to the Plan.  However, Shares that have actually been issued under the Plan, pursuant to Awards under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if any restricted Shares are forfeited, then such restricted Shares shall form part of the authorized but unissued share capital of the Company and may become available for future grant under the Plan (to the extent permitted under Applicable Laws).

(c)                                  Shares withheld or not issued by the Company upon the grant, exercise or vesting of any Award under the Plan, in payment of the exercise or purchase price thereof or tax obligation or withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of Section 3(a).

4.              Administration

The Plan shall be administered by the Board (only with respect to the Awards to be granted on the date of the initial public offering) or the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as “Non-Employee Directors” within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and an “independent director” as defined in NYSE Rule 303A.02 (or any successor rule thereto).  Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company acquired by the Company or with which the Company combines.  The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan.  The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable.  Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).  The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions).  The Committee shall require payment of any amount it may determine to be necessary to withhold for any applicable taxes as a result of the exercise, grant or vesting of an Award.

5.              Limitations

No Award may be granted under the Plan after the tenth (10th) anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

6.              Terms and Conditions of Options

Options granted under the Plan shall be, as determined by the Committee, non-qualified or ISOs for U.S. federal income tax purposes, as evidenced by the related Award Agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a)                                 Option Price.  Except for the Options to be granted on the date of the initial public offering, the Option Price per Share shall be determined by the Committee and may be a fixed or variable price determined by reference to the Fair Market Value of the Shares over which such Option is granted; provided, that no Option may be granted to a U.S. Person with an Option Price per Share which is less than the Fair Market Value of such Shares on the date of grant, without compliance with Section 409A of the Code, or the Participant’s consent; provided, further, that non-qualified Options may be granted with an Option Price lower than that set forth herein if such Option is granted pursuant to an assumption or substitution for an option granted by another company, whether in connection with an acquisition of such other company or otherwise.  The Option Price per Share for the Options to be granted on the date of the initial public offering shall be determined by the Board.

(b)                                 Exercisability.  Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

(c)                                  Exercise of Options.  Except as otherwise provided in the Plan or in an Award Agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable.  For purposes of this Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii), (iii) or (iv) in the following sentence.  The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant (i) in cash or its equivalent (e.g., by check), (ii) to the extent permitted by the Committee, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles), (iii) partly in cash and, to the extent permitted by the Committee and subject to the other requirements and conditions set forth above in (ii), partly in Shares or (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased.  No Participant shall have any rights to dividends or other rights of a shareholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(d)                                 ISOs.  The Committee may grant Options under the Plan that are intended to be ISOs to Participants who are employees of the Company and its Subsidiaries.  Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto).  No ISO may be granted to any Participant who at the time of such grant, owns more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option

Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted.  Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.  All Options granted under the Plan are intended to be nonqualified stock options, unless the applicable Award Agreement expressly states that the Option is intended to be an ISO.  If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided, that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to nonqualified stock options.  In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

(e)                                  Attestation.  Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

7.              Terms and Conditions of Stock Appreciation Rights

(a)                                 Grants.  The Committee also may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof.  A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award Agreement).

(b)                                 Terms.  The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the greater of (i) the Fair Market Value of a Share on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the Option Price of the related Option and (ii) the minimum amount permitted by Applicable Laws.  Each Stock

Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right.  Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefore an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered.  The date a notice of exercise is received by the Company shall be the exercise date.  Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee.  Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised.  No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(c)                                  Limitations.  The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.

(d)                                 Limited Stock Appreciation Rights.  The Committee may grant LSARs that are exercisable upon the occurrence of specified contingent events.  Such LSARs may provide for a different method of determining appreciation, may specify that payment will be made only in cash and may provide that any related Awards are not exercisable while such LSARs are exercisable.  Unless the context otherwise requires, whenever the term “Stock Appreciation Right” is used in the Plan, such term shall include LSARs.

8.              Terms and Conditions of Restricted Shares Units, Restricted Shares and Other Stock-Based Awards

(a)                                 General — Restricted Share Units and Restricted Shares.  Each grant of Restricted Share Units and Restricted Shares shall be evidenced by an Award Agreement.  Each Restricted Share Unit and Restricted Share so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

(b)                                 Share Certificates and Book-Entry; Escrow or Similar Arrangement.  Upon the grant of Restricted Shares, the Committee shall cause a share certificate registered in the name of the Participant to be issued or shall cause Share(s) to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions and, if the Committee determines that the Restricted Shares shall be held by the Company or in escrow rather than issued to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable; and (ii) the appropriate share power (endorsed in blank) with respect to the Restricted Shares covered by such agreement.  If a Participant shall fail to execute and deliver (in a manner determined by the Committee) an agreement evidencing an Award of Restricted Shares and, if applicable, an escrow agreement and blank share power within the amount of time specified by the Committee, the Award shall be null and void.  Subject to the restrictions set forth in this Section 8 and the applicable Award Agreement, a Participant generally shall have the rights and privileges of a shareholder as to Restricted Shares, including, without limitation, the right to vote such Restricted Shares; provided, that any dividends payable on Restricted Shares shall be held by the Company and delivered (without interest) to the Participant within fifteen (15) days following the date on which the restrictions on such Restricted Shares lapse (and the right to any such accumulated dividends shall be forfeited upon the forfeiture of the Restricted Shares to which such dividends relate).  To the extent Restricted Shares are forfeited, any stock certificates issued to the Participant evidencing such Shares shall be returned to the Company, and all rights of the Participant to such Shares and as a shareholder with respect thereto shall terminate without further obligation on the part of the Company.  A Participant shall have no rights or privileges as a shareholder as to Restricted Share Units.

(c)                                  Vesting — Restricted Share Units and Restricted Shares.  Restricted Share Units and Restricted Shares shall vest, and any applicable Restricted Period shall lapse, in such manner and on such date or dates or upon such event or events as determined by the Committee.

(d)                                 Settlement of Restricted Share Units and Issuance of Restricted Shares.

(i)                                     Unless otherwise provided by the Committee in an Award Agreement or otherwise, upon the expiration of the Restricted Period with respect to any outstanding Restricted Share Units, the Company shall issue to the Participant or the Participant’s beneficiary, without charge, one (1) Share or such portion or multiple of a Share (or other securities or other property, as applicable) for each such outstanding Restricted Share Unit; provided, that the Committee may, in its sole discretion, elect to (A) pay cash or part cash and part Shares in lieu of issuing only Shares in respect of such Restricted Share Units; or (B) defer the issuance of Shares (or cash or part cash and part Shares, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code.  If a cash payment is made in lieu of issuing Shares in respect of such Restricted Share Units, the amount of such payment shall be equal to the Fair Market Value per Share as of the date on which the Restricted Period lapsed with respect to such Restricted Share Units.  To the extent provided in an Award Agreement, the holder of outstanding Restricted Share Units shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on Shares) either in cash or, in the sole discretion of the

Committee, in Shares having a Fair Market Value equal to the amount of such dividends (and interest may, in the sole discretion of the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Committee), which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying Restricted Share Units are settled following the date on which the Restricted Period lapses with respect to such Restricted Share Units, and, if such Restricted Share Units are forfeited, the Participant shall have no right to such dividend equivalent payments (or interest thereon, if applicable).

(ii)                                  Upon the expiration of the Restricted Period with respect to any Restricted Shares, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such Shares, except as set forth in the applicable Award Agreement.  If an escrow arrangement is used, upon such expiration, the Company shall issue to the Participant, or the Participant’s beneficiary, without charge, the share certificate (or, if applicable, a notice evidencing a book-entry notation) evidencing the Restricted Shares which have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full Share).  Dividends, if any, that may have been withheld by the Committee and attributable to any particular Restricted Share shall be distributed to the Participant in cash or, in the sole discretion of the Committee, in Shares having a Fair Market Value (on the date of distribution) equal to the amount of such dividends, upon the release of restrictions on such Share and, if such Share is forfeited, the Participant shall have no right to such dividends.

(e)                                  Legends on Restricted Shares.  Each certificate, if any, or book entry representing Restricted Shares awarded under the Plan, if any, shall bear a legend or book entry notation substantially in the form of the following, in addition to any other information the Company deems appropriate, until the lapse of all restrictions with respect to such Shares:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE GDS HOLDINGS LIMITED 2016 EQUITY INCENTIVE PLAN AND A RESTRICTED SHARE AWARD AGREEMENT BETWEEN GDS HOLDINGS LIMITED AND PARTICIPANT.  A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF GDS HOLDINGS LIMITED.

(f)                                   Other Stock-Based Awards.  The Committee, in its sole discretion, may grant or sell Awards of Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (“Other Stock-Based Awards”).  Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives.  Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan.  Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

9.              Adjustments Upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)                                 Generally.  In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or transaction or exchange of Shares or other corporate exchange, or any extraordinary cash dividend or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any Person shall make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the maximum number of Shares for which ISOs may be granted, (iii) the Option Price or exercise price of any Stock Appreciation Right and/or (iv) any other affected terms of such Awards, including, without limitation, any applicable performance measures; provided, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring.  Any adjustment under this Section 9 shall be conclusive and binding for all purposes.

(b)                                 Change in Control. In the event of a Change in Control after the Effective Date, (i) if determined by the Committee in the applicable Award Agreement or otherwise, any outstanding Awards then held by Participants which are unexercisable or otherwise unvested or subject to lapse restrictions shall automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of immediately prior to such Change in Control and (ii) the Committee may, but shall not be obligated to, (A) cancel such Awards for fair value (as determined in the sole discretion of the Committee) which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights) over the aggregate Option Price or exercise price of such Options or Stock Appreciation Rights, respectively, (B) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion or (C) provide that for a period of at least 15 days prior to the Change in Control, such Options or Stock Appreciation Rights shall be exercisable as to all Shares subject thereto and that upon the occurrence of the Change in Control, such Options or Stock Appreciation Rights shall terminate and be of no further force and effect.

10.       No Right to Employment or Awards

The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the Employment of a Participant and shall not lessen or affect the Company’s or Affiliate’s right to terminate the Employment of such Participant.  No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards.  The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

11.       Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

12.       Nontransferability of Awards

Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution.  An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

Notwithstanding the foregoing, no provision herein shall prevent or forbid transfers by will, by the laws of descent and distribution, to a trust that was established solely for tax planning purposes and not for purposes of profit or commercial activity or, to one or more “family members” (as such term is defined in SEC Rule 701 promulgated under the U.S. Securities Act) by gift or pursuant to a qualified domestic relations order.

13.       Amendments or Termination

The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made (a) without the approval of the shareholders of the Company if such approval is required by the principal national securities exchange on which the Shares are listed or admitted to trading or (b) without the consent of a Participant, if such action would diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan; provided, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of any Applicable Laws.

14.       Section 409A

The Plan is intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, it is intended that the Plan be administered in all respects in accordance with Section 409A of the Code.  Each payment under any Award shall be treated as a separate payment for purposes of Section 409A of the Code.  In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award, but only to the extent such payment is considered “nonqualified deferred compensation” within the meaning of Section 409A of the Code.  Notwithstanding any provision of the Plan or any Award Agreement to the contrary, in the event that a Participant is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Company), amounts that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code that would otherwise be payable on account of a separation from service within the meaning of Section 409A of the Code and during the six-month period immediately following a Participant’s “separation from service” within the meaning of Section 409A of the Code (“Separation from Service”) shall instead be paid or provided on the first business day after the date that is six months following the Participant’s Separation from Service.  If the Participant dies following the Separation from Service and prior to the payment of any amounts delayed on account of Section 409A of the Code, such amounts shall be paid to the personal representative of the Participant’s estate within thirty (30) days after the date of the Participant’s death.  The Company shall use commercially reasonable efforts to implement the provisions of this Section 14 in good faith; provided, that neither the Company, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to any Participant with respect to this Section 14.

15.       Certain Securities Law Matters and Other Regulations

(a)                                 The obligation of the Company to settle Awards in Shares or other consideration shall be subject to all Applicable Laws, rules, and regulations, and to such approvals by governmental agencies as may be required.  Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Shares pursuant to an Award unless such shares have been properly registered for sale pursuant to the U.S. Securities Act or unless the Company has received an opinion of counsel, satisfactory to the Company, that such Shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with.  The Company shall be under no obligation to register for sale under the U.S. Securities Act any of the Shares to be offered or sold under the Plan,

(b)                                 The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of Shares from the public markets, the Company’s issuance of the Shares to the Participant, the Participant’s acquisition of the Shares from the Company and/or the Participant’s sale of Shares to the public markets, illegal, impracticable or inadvisable.  If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, (A) pay to the Participant an amount equal to the excess of (I) the aggregate Fair Market Value of the Shares subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the Shares would have been vested or issued, as applicable); over (II) the aggregate Option Price, exercise price or base amount or any amount payable as a condition of issuance of Shares (in the case of any other Award).  Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof, or (B) in the case of Restricted Share Units, Restricted Shares or Other Stock-Based Awards, provide the Participant with a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Share Units, Restricted Shares or Other Stock-Based Awards, or the underlying Shares in respect thereof.

(c)                                  Notwithstanding any provision of the Plan to the contrary, in no event shall a Participant be permitted to exercise an Option or Stock Appreciation Right in a manner that the Committee determines would violate the United States Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the U.S. Securities Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

16.       Multiple Jurisdictions

In order to assure the viability of Awards granted to Participants employed in various jurisdictions, the Committee may, in its sole discretion, provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom applicable in the jurisdiction in which the Participant resides or is employed.  Moreover, the Committee may approve such supplements to, amendments, restatements, or alternative versions of the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, that no such supplements, amendments, restatements or alternative versions shall increase the Share limitation contained in Section 3 hereof.  Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted that would violate any Applicable Laws.

17.       Distribution of Shares

The obligation of the Company to make payments in Shares pursuant to an Award shall be subject to all Applicable Laws and to any such approvals by government agencies as may be required.  Additionally, in the discretion of the Committee, American depositary shares, or ADSs, may be distributed in lieu of Shares in settlement of any Award; provided, that the ADSs shall be of equal value to the Shares that would have otherwise been distributed; provided, further, that, in lieu of issuing a fractional ADS, the Company shall make a cash payment to the Participant equal to the fair market value of such fractional ADS.  If the number of Shares represented by an ADS is other than on a one-to-one basis, the limitations contained in Section 3 shall be adjusted to reflect the distribution of ADSs in lieu of Shares.

18.       Taxes

(a)                                 A Participant shall be required to pay to the Company or one or more of its Affiliates, as applicable, an amount in cash (by check or wire transfer) equal to the aggregate amount of any income, employment and/or other applicable taxes that are statutorily required to be withheld in respect of an Award.  Alternatively, the Company or any of its Affiliates may elect, in its sole discretion, to satisfy this requirement by withholding such amount from any cash compensation or other cash amounts owing to a Participant.

(b)                                 Without limiting the generality of Section 18(a) above, the Committee may (but is not obligated to), in its sole discretion, permit or require a Participant to satisfy, all or any portion of the minimum income, employment and/or other applicable taxes that are statutorily required to be withheld with respect to an Award by (i) the delivery of Shares (which are not subject to any pledge or other security interest) that have been both held by the Participant and vested for at least six (6) months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment under applicable accounting standards) having an aggregate Fair Market Value equal to such minimum statutorily required withholding liability (or portion thereof); or (B) having the Company withhold from the Shares otherwise issuable or deliverable to, or that would otherwise be retained by, the Participant upon the grant, exercise, vesting or settlement of the Award, as applicable, a number of Shares with an aggregate Fair Market Value equal to an amount, subject to Section 18(c) below, not in excess of such minimum statutorily required withholding liability (or portion thereof).

(c)                                  The Committee, subject to its having considered the applicable accounting impact of any such determination, has full discretion to allow Participants to satisfy, in whole or in part, any additional income, employment and/or other applicable taxes payable by them with respect to an Award by electing to have the Company withhold from the Shares otherwise issuable or deliverable to, or that would otherwise be retained by, a Participant upon the grant, exercise, vesting or settlement of the Award, as applicable, Shares having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding liability (but such withholding may in no event be in excess of the maximum statutory withholding amount(s) in a Participant’s relevant tax jurisdictions).

19.       Choice of Law and Dispute Resolution

The Plan shall be governed by and construed in accordance with the laws of the state of New York. Any dispute hereunder shall be referred to and finally resolved by binding arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “Rules”) in force when the notice of arbitration is submitted in accordance with these Rules, which Rules are deemed to be incorporated by reference into this section and as may be amended by the rest of this section. The arbitration tribunal shall consist of one (1) arbitrator (the “Tribunal”) appointed by the HKIAC from the HKIAC’s panel(s) of arbitrators. The seat of the arbitration shall be Hong Kong.  The language of the arbitration proceedings shall be English. Any award of the Tribunal shall be made in writing and shall be final, conclusive and binding on the parties to the arbitration from the day it is made.

20.       Effectiveness of the Plan

The Plan shall be effective as of the Effective Date and shall terminate ten (10) years later, subject to earlier termination by the Board pursuant to Section 13 hereof.